Exhibit T3B-80

                                     BYLAWS

                                       OF

                          ALEXANDRIA/ARLINGTON RESOURCE

                             RECOVERY CORPORATION *

                                    ARTICLE I

                                     OFFICES

                  The Corporation may have such offices at such places, both within and without the Commonwealth of Virginia, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II

                          MEETINGS OF THE STOCKHOLDERS

                  Section 1. Annual Meetings. Annual meetings of the stockholders shall be held at 1:00 p.m. on the 15th day of June beginning in 1985 if not a legal holiday, or, if a legal holiday, then on the next secular day following, or at such other date and time during the month of June and at such place (within or without the Commonwealth of Virginia) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

                  Section 2. Special Meetings. Unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, or by the President or Secretary upon the written request of a majority of the total number of directors of the Corporation or of holders owning not less than one-tenth (1/10) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting.


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                  Section 3. Notices of Annual and Special Meetings.

                           (a) Except as otherwise provided by law, the Articles
of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days prior to the meeting.

                           (b) Notice of any meeting of stockholders (whether
annual or special) to act upon an amendment of the Articles of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation's assets shall be given to each stockholder of record entitled to vote at such meeting not less than twenty-five (25) nor more than fifty (50) days before the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

                  Section 4. List of Stockholders. At least ten (10) days (but not more than fifty (50) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shows the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than ten (10) days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

                  Section 5. Presiding Officers; Order of Business.

                           (a) Meetings of the stockholders shall be presided
over by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President, or, if the President is not present, by a Vice President, or, if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled

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to vote and represented at such meeting. The secretary of meetings shall be the
Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the Chairperson at the meeting.

                           (b) The following order of business, unless otherwise
ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

                           (1)      Call of the meeting to order.

                           (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

                           (3)      Presentation of proxies.

                           (4) Determination and announcement that a quorum is present.

                           (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

                           (6)      Reports, if any, of officers.

                           (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

                           (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

                           (9) Transaction of such other business as may properly come before the meeting.

                           (10)     Adjournment.

                  Section 6. Quorum; Adjournments.

                           (a) The holders of a majority of the shares of
capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Articles of Incorporation.

                           (b) If a quorum is not present in person or by proxy
at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the

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adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.

                           (c) Even if a quorum is present in person or by proxy
at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting.

                           (d) Any business which might have been transacted at
a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section 6 to the contrary notwithstanding, if an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                  Section 7. Voting.

                           (a) At any meeting of stockholders every stockholder
having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Articles of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

                           (b) All elections of directors, and except as
otherwise provided by law or by the Articles of Incorporation, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

                  Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. All written consents shall be filed with the minutes of the meetings of the stockholders.

                                   ARTICLE III

                                    DIRECTORS

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                  Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be [five (5).] The directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in Section 2 of this Article III), and each director shall hold office until the next succeeding annual meeting of the stockholders or until his successor has been elected and has qualified. Directors need not be stockholders nor residents of the Commonwealth of Virginia.

                  Section 2. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two
(2) in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

                  Section 3. Removal; Resignation.

                           (a) Except as otherwise provided by law, the Articles
of Incorporation or these Bylaws, at any meeting of the stockholders called expressly for such purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors.

                           (b) Any director may resign at any time by giving
written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.

                  Section 4. Place of Meetings. The Board of Directors may hold both regular and special meetings either within or without the Commonwealth of Virginia, at such place as the Board from time to time deems advisable.

                  Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.

                  Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at

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such time and place as from time to time may be determined by the Board of
Directors.

                  Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or by any two (2) directors upon two (2) days' notice to each director if such notice is delivered personally or sent by telegram, or upon five (5) days' notice if sent by mail.

                  Section 8. Quorum; Adjournments. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

                  Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

                  Section 11. Meetings by Telephone or Similar Communications. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

                                   ARTICLE IV

                                   COMMITTEES

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                  Section 1. Executive Committee.

                           (a) By resolution duly adopted by a majority of the
whole Board, the Board of Directors may designate two or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these Bylaws.

                           (b) The Executive Committee shall have and may
exercise all of the rights, powers and authority of the Board of Directors, except as expressly limited by the Stock Corporation Act of the Commonwealth of Virginia, as amended from time to time.

                           (c) The Executive Committee shall fix its own rules
of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or, in the absence of a Chairman a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

                  Section 2. Other Committees. The Board of Directors, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, may appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

                  Section 3. Other Provisions Regarding Committees.

                           (a) The Board of Directors shall have the power at
any time to fill vacancies in, change the membership of, or discharge any committee.

                           (b) Members of any committee shall be entitled to
such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be

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barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

                           (c) Unless prohibited by law, the provisions of
Section 10 ("Action by Consent") and Section 11 ("Meetings by Telephone or Similar Communications") of Article III shall apply to all committees from time to time created by the Board of Directors.

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                                    ARTICLE V

                                    OFFICERS

                  Section 1. Positions. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents (if and to the extent required by law or if not required, if the Board of Directors from time to time appoints a Vice President or Vice Presidents), a Secretary and a Treasurer. Only the President need be a director. The Board of Directors also may choose a Chairman of the Board, one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary and of President and Vice President.

                  Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, with or without cause, at any time whenever the President in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).

                  Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.

                  Section 4. Chairman of the Board. The Chairman of the Board (if the Board of Directors so deems advisable and selects one) shall be an officer of the Corporation and, subject to the direction

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of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

                  Section 5. President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have full authority to determine all operating policies, including, but not limited to, personnel, employment and labor policies. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

                  Section 6. Vice Presidents. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                  Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to

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officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

                  Section 8. Assistant Secretary. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                  Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

                  Section 10. Assistant Treasurer. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE VI

                                     NOTICES

                  Section 1. Form; Delivery. Any notice required or permitted to be given to any director, officer, stockholder or committee member shall be given in writing, either personally or by first--class mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram sent to his address as it appears on the

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records of the Corporation and shall be deemed given at the time delivered at such address.

                  Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE VII

                  INDEMNIFICATION AND EXCULPATION; TRANSACTIONS
                             WITH AFFILIATED PERSONS

                  Section 1. Indemnification and Exculpation. Reference is hereby made to Section 13.1--3.1 of the Stock Corporation Act of the Commonwealth of Virginia (or any successor provision thereto). The Corporation shall indemnify each person who may be indemnified (the "Indemnitees") pursuant to such section, to the full extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, where the Corporation must make certain investigations on a case--by--case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each person whom it may indemnify to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 13.1--3.1 of the Stock Corporation Act of the Commonwealth of Virginia (or any other provision of the Stock Corporation Act of the Commonwealth of Virginia), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith.

                  Section 2. Common or Interested Officers and Directors. The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association, or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be

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either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:

                           (a) the material facts of the common directorate or
interest or contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the number of such disinterested directors may be less than a quorum; or

                           (b) the material facts of the common directorate or
interest or contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (c) the contract or transaction is fair and
commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.

                  Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.

                                  ARTICLE VIII

                               STOCK CERTIFICATES

                  Section 1. Form; Signatures. Each stockholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, and such certificate shall be signed by the Chairman of the Board (if any) or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the Commonwealth of Virginia. Each

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certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

                  Section 2. Registration of Transfer. Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

                  Section 3. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.

                  Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action or in order that the Corporation may make a determination of the stockholders of record for any other lawful purpose, the Board of Directors, in advance, may fix a date as the record date for any such determination. Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.

                  Section 5. Lost, Stolen or Destroyed Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  Section 1. Dividends. Subject to the Stock Corporation Act of the Commonwealth of Virginia and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock.

                  Section 2. Reserves. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid--in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

                  Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Commonwealth of Virginia."

                  Section 5. Amendment of the Bylaws. To the extent not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.

                                                                  Exhibit T3B-80

                  WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
               ALEXANDRIA/ARLINGTON RESOURCE RECOVERY CORPORATION

         In lieu of a Special Meeting of the Board of Directors of Alexandria/Arlington Resource Recovery Corporation (the "Corporation"), the undersigned, being all of the directors of the Corporation, hereby unanimously agree to the following resolutions:

                  RESOLVED: That the resignation of A. S. McGaughan, Jr. as Treasurer and a member of the Board of Directors of the Corporation dated January 1, 1985 be and it is hereby accepted by the Board of Directors of the Corporation, and that L. C. Nussdorf is hereby appointed Treasurer of the Corporation to serve in such office for the remainder of the term of A. S. McGaughan, Jr. and until his successor is duly elected and qualified.

                  RESOLVED: That the vacancy on the Board of Directors shall not be filled, and that Article III, Section 1 of the By-Laws of the Corporation shall hereby be amended to reduce the number of Directors from five to four.

         Each Director, by signing this consent, waives notice of the time, place and purpose of such Special Meeting of the Board of Directors and agrees to the transaction of the business of such Special Meeting by unanimous written consent of all of the Directors in lieu of such meeting.

Dated: January 1,1985                                   APPROVED:

 /s/ J.M. Kenith                                 /s/ A.J. Clark
--------------------------------------          -------------------------------
J.M. Kenith A.J. Clark

 /s/ W.D. Carroll                                /s/ L.C. Nussdorf
--------------------------------------          -------------------------------
W.D. Carroll L.C. Nussdorf

               OGDEN MARTIN SYSTEMS OF ALEXANDRIA/ARLINGTON, INC.

                     Action by Unanimous Consent in Writing
                             of the Sole Shareholder

                                October 22, 1985

         The undersigned, constituting the holder of all the outstanding shares of Ogden Martin Systems of Alexandria/Arlington, Inc., a Virginia corporation, by unanimous consent in writing pursuant to Section 13.1-28 of the Virginia Stock Corporation Act, without the formality of convening a meeting, do hereby severally and collectively consent to the following action by the Corporation:

                  RESOLVED, that Article III, Section 1 of the By-Laws of this Corporation be and hereby is amended to change the number of Directors from "four" to "not less than three nor more than five".

                                        OGDEN MARTIN SYSTEMS, INC.

                                    By:   /s/ Bruce W. Stone
                                        ---------------------------------------
                                         Bruce W. Stone, Vice President

                                                                  Exhibit T3B-80

                                By-Laws Amendment
                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                                November 1, 1990

         The undersigned, constituting the entire Board of Directors of the corporations listed on Exhibits A, B, C and D attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, do hereby severally and collectively consent to the following action by the Corporations:

                  RESOLVED, that effective as of this date, the appropriate sections of the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide as follows:

                           "The officers of the corporation shall be chosen by
                  the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, one or more Presidents and Chief Operating Officers, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers." and it is further

                  RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide for a section pertaining to the office of Chairman of the Board and Chief Executive Officer, which section shall be and read in its entirety as follows:

                                                                  Exhibit T3B-80

             "THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                  The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board and of the stockholders and shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general supervision over the business of the Corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him."

                  and it is further

                  RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended so that the section pertaining to the President shall be and read in its entirety as follows:

                   "THE PRESIDENT AND CHIEF OPERATING OFFICER

                  The President and Chief Operating Officer shall, subject to the control of the Board, have general supervision over the operations of the Corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the Board assigns to him."

         and it is further

         RESOLVED, that effective as of this date, R. Richard Ablon be and hereby is elected Chairman of the Board and Chief Executive Officer of the corporations listed on Exhibits A and B hereto; and it is further

         RESOLVED, that effective as of this date, Scott G. Mackin and Bruce W. Stone be and hereby are elected Co--Presidents and Co-Chief Operating Officers of the corporations listed on Exhibits A, B and C hereto; and it is further

         RESOLVED, that effective as of this date, Patricia M. Collins be and hereby is elected Secretary of the corporations listed on Exhibits A and C hereto; and it is further

         RESOLVED, that effective as of this date, Louis D. Montresor be and hereby is elected Secretary of the corporations listed on Exhibit B hereto; and it is further

         RESOLVED, that effective as of this date, J. L. Effinger be and hereby is elected Assistant Secretary of the corporation listed on Exhibit A, B and D hereto; and it is further

         RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing-resolutions.

          /s/ R. Richard Ablon                    /s/ Scott G. Mackin
        ---------------------------------       -------------------------------
         R. RICHARD ABLON SCOTT G. MACKIN

                               /s/ Bruce W. Stone
                           --------------------------------
                            BRUCE W. STONE

                                                                  Exhibit T3B-80

                                    EXHIBIT A

Ogden Land Management, Inc.
Ogden Land Management of Warren, Inc.
Ogden Projects of Haverhill, Inc.
Ogden Projects of Rutland, Inc.
Ogden Wallingford Associates, Inc.
OPW Associates, Inc.
Ogden Marion Land Corp.
Ogden Martin Systems of Bristol, Inc.
Ogden Martin Systems of Eastern/Central Connecticut, Inc.
Ogden Martin Systems of Fairfax, Inc.
Ogden Martin Systems of Haverhill, Inc.
Haverhill Power, Inc.
LMI, Inc.
Ogden Omega Lease, Inc.
Ogden Haverhill Properties, Inc.
Ogden Martin Systems of Huntington, Inc.
Ogden Martin Systems of Huntington Resource Recovery One Corp. Ogden Martin Systems of Huntington Resource Recovery Two Corp. Ogden Martin Systems of Huntington Resource Recovery Three Corp. Ogden Martin Systems of Huntington Resource Recovery Four Corp. Ogden Martin Systems of Huntington Resource Recovery Five Corp. Ogden Martin Systems of Huntsville, Inc.
Ogden Martin Systems of Kent, Inc.
Ogden Martin Systems of Knox, Inc.
Ogden Martin Systems of L.A., Inc.
Ogden Martin Systems of Marion, Inc.
Ogden Martin Systems of Monmouth, Inc.
Ogden Martin Systems of Montgomery, Inc.
Ogden Martin Systems of Oakland, Inc.
Ogden Martin Systems of Oyster Bay, Inc.
Ogden Martin Systems of Pennsauken, Inc.
Ogden Martin Systems of Snohomish, Inc.
Ogden Martin Systems of Tulsa, Inc.
Ogden Recycling Systems, Inc.
Ogden Recycling Systems of Fairfax, Inc.
Ogden Recycling Systems of Indianapolis, Inc.

                                                                  Exhibit T3B-80

                                    EXHIBIT B

Clarion Disposal Services, Inc.
Ogden Projects of Campo, Inc.
Ogden Projects of Jacksonville, Inc.
Ogden Martin Systems of Alexandria/Arlington, Inc.
OMS Equity of Alexandria/Arlington, Inc.
Ogden Martin Systems of Atlantic, Inc.
Ogden Martin Systems of Babylon, Inc.
Ogden Martin Systems of Berks, Inc.
Ogden Martin Systems of Ford Heights, Inc.
Ogden Martin Systems of Hillsborough, Inc.
Ogden Martin Systems of Indianapolis, Inc.
NRG/Recovery Group, Inc.
Ogden Martin Systems of Lancaster, Inc.
Ogden Martin Systems of Lee, Inc.
Ogden Martin Systems of Morris, Inc.
Ogden Martin Systems of Onondaga, Inc.
Ogden Martin Systems of Pasco, Inc.
Ogden Martin Systems of Rhode Island, Inc.
Ogden Martin Systems of San Bernardino, Inc.
Ogden Martin Systems of San Diego, Inc.
Ogden Martin Systems of Sharyn, Inc.
Ogden Martin Systems of Stanislaus, Inc.
OMS Equity of Stanislaus, Inc.

                                                                  Exhibit T3B-80

                                    EXHIBIT C

Ogden Martin Systems of Hudson, Inc.
Ogden Martin Systems of Union, Inc.

                                                                  Exhibit T3B-80

                                    EXHIBIT D

Ogden Acquisition Company
Ogden Environmental Services, Inc.
Ogden Environmental Services of Houston, Inc.